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                                                                   EXHIBIT 21

                        CLEAN HARBORS, INC. AND SUBSIDIARIES

                                    SUBSIDIARIES
                                                            Principal
                                       State of             Place of
                                    Incorporation           Business
                                    -------------           ---------
    Clean Harbors Environmental          MA         1200 Crown Colony Drive
      Services, Inc.                                Quincy, MA 02169-9137

    Clean Harbors of                     MA         1200 Crown Colony Drive
      Natick, Inc.                                  Quincy, MA 02169-9137

    Clean Harbors of                     MA         1200 Crown Colony Drive
      Braintree, Inc.                               Quincy, MA 02169-9137

    Clean Harbors of                     MA         1200 Crown Colony Drive
      Chicago, Inc.                                 Quincy, MA 02169-9137

    Clean Harbors of                     MA         11800 S. Stony Island Ave.
      Cleveland, Inc.                               Chicago, IL 60617

    Clean Harbors of                     PA         1200 Crown Colony Drive
      Baltimore, Inc.                               Quincy, MA 02169-9137

    Clean Harbors of                     CT         1200 Crown Colony Drive
      Connecticut, Inc.                             Quincy, MA 02169-9137

    Clean Harbors Kingston               MA         1200 Crown Colony Drive
      Facility Corporation                          Quincy, MA 02169-9137

    Murphy's Waste Oil                   MA         1200 Crown Colony Drive
      Service, Inc.                                 Quincy, MA 02169-9137

    Northeast Casualty Risk              VT         1200 Crown Colony Drive
      Retention Group, Inc.                         Quincy, MA 02169-9137

    Clean Harbors Technology             MA         325 Wood Road
      Corporation                                   Braintree, MA 02184

    Mr. Frank, Inc.                      IL         21900 South Central Ave.
                                                    Matteson, IL 60443

    Spring Grove Resource                DE         4879 Spring Grove Avenue
      Recovery, Inc.                                Cincinnati, OH  45232

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